Exhibit 10.5

NONRESIDENTIAL LEASE AGREEMENT In Madrid , on April 7, 2016 Of the one part , INSTITUTO BIOMAR, S.A., a Spanish company, with registered office in Le6n (Spain), at Parque Tecnol6gico de Le6n, Pare M 10.4, 24009 Armunia , registered at the Le6n Conunercial Registry in volume 778, sheet 157, page LE-7540 and with tax identification number A24330292 (the "Lessor "), represented in this act by its director Mr. Marcos Fernandez Ashton , of age, a Spanish national , with domicile for such purposes in calle Jiloca, n° 3, 5° Izquierda , 28016 Madrid , and with national identification number 07221717-Q . It exercises this representative authority pursuant to the resolutions adopted by the board of directors of the Seller on April 6, 2016 . And of the other pati, Of the one pati, 4D PHARMA LEON, S.L.U., a Spanish company, with registered office in Le6n (Spain) , Parque Tecnol6gico de Le6n, Pare M I 0.4, 24009 Armunia , registered at the Madrid Commercial Registry in volume 33,662, sheet 52, section 8, page M-605922 , pending to register the change of the registration of the company from the Madrid Conunercial Registry to Le6n Commercial Registry and with tax identification number B87319489 (the "Lessee"), represented in this act by Alexander James Stevenson , of age, a British national , with domicile for such purposes at Leeds (United Kingdom), at Third Floor , 9 Bond Comi, Leeds, LSI 2JZ, with passpo1i number 521352385 and with Spanish foreign identification number Y4628368T . He exercises this representative authority as representative of the Purchaser as it is stated in the minutes of the sole director of the Purchaser dated April 1, 2016. INSTITUTO BIOMAR , S.A. and 4D PHARMA LEON, S.L.U., shall also be refen-ed to jointly as the "Parties " and, individually , where applicable, as a "Party ". The patiies recognize each other 's legal capacity to enter into this non-residential lease agreement (the "Agreement ") and,

WHEREAS

I. The Lessor is the owner of an industrial building (the "**Industrial Building**"), being its descriptive data as follows:

- **Description:** Industrial building located on the plot of land marked as *Manzana M-10.4*, with an industrial-technological use, resulting from *Actuación Urbanística Plan Parcial del Sector Industrial "Parque Tecnológico"*, formerly known as *Parque Empresarial*, in León, located amongst the municipal terms of Oteruelo de la Valdoncina, Armunia, *Carretera de Circunvalación* (Ring Road) and the Railroad *Palencia-La Coruña*. The industrial building occupies 1,432.5 sqm over the plot of land and consists of ground floor and first floor, with a total built area of 2,396.64 sqm.

- **Title deed:** The Industrial Building belongs to the Lessor pursuant to the titles of purchase and sale, finished new works and modifications to the new works.

- **Registry details:** It is registered in the name of the Lessor at Property Registry number 3 in León, in Volume 3311, Book 399, Sheet 49, registered Property number 19413.

- **Condominium arrangement:** It has not been divided into a condominium property arrangement and does not form part of any condominium property regime or real estate complex.

- Charges and encumbrances:

  a. Subsequent condition, deriving from the origin estate (property registry no. 16,119) in favor of León Town hall, with the scope indicated in the extract attached as **Annex 1**.

  b. Subsequent condition in favor of Gestión Urbanística de Castilla y León, S.A., with the scope indicated in the extract attached as **Annex 1**.

  c. Mortgage in favor of Banco Sabadell, S.A. ("Banco Sabadell"), in guarantee of a loan with maturity date on March 3, 2024, with the scope indicated in the extract attached as **Annex 1**.

  d. Attachment, under the terms of article 31.4 of the Subsidies General Law 38/2003, for reimbursement of the non-payable grant awarded by Resolution dated December 29, 2006 from the President of *Agencia de Inversiones y Servicios de la Junta de Castilla y León*, to the Lessor, with the scope indicated in the extract attached as **Annex 1**.

612

- 2 -

16

Cadastral reference. 7075607TN8177N0001SU . The above Industrial Building houses, inter alia, the following area and outside there are some parking spaces, which are the subject matter of this lease (jointly, the "Premises"): 966.03 sqm on the ground floor and 451.46 sqm on the first floor, identified in the plan attached as Annex 2. 12 parking spaces, highlighted in Annex 2 in yellow. For the purposes of clarification, this lease agreement includes the Lessee 's right to share with the Lessor the use of (a) the common areas of the Industrial Building, which appear in Annex 2 highlighted in blue, (b) entry to and exit from the Industrial Building and the plot of land housing it and, (c) in general, any other right or area that is necessary in order for the Lessee to use the Premises under the terms and conditions of this Agreement. The Lessor wanants that it is who uses the paii of the Industrial Building that is not leased as paii of the Premises . On this date and prior to this act, the Lessor, Lessee and 4D Pharma plc have executed a sale and purchase agreement for the acquisition by the Lessee of the Lessor's independent fermentation production unit located in Parque Tecnol6gico in Leon, where the Industrial Building is located (the "Business Sale and Purchase Agreement") . The Parties have agreed , as part of the Business Sale and Purchase Agreement, to the lease of the Premises for the business development of the Lessee , pursuant to the following CLAUSES Lease The Lessor leases to the Lessee, which accepts, the Premises described in Recital II above, as is, up to date in payment of all types of expenses and taxes, together with all its rights and appurtenances , and for the term , rent and other terms and conditions provided for in the Agreement. As indicated in Whereas II, in addition to the Premises, this lease agreement includes the Lessee 's right to share the use with the Lessor of (a) the common areas of the Industrial Building, which appear in Annex 2 highlighted in blue, (b) entry to and exit from the Industrial Building and the plot of land housing it and, (c) in general, any other right or area that is necessary in order for the Lessee to use the Premises under the terms and conditions of this Agreement. - 3 -

1.2 Possession of the Premises is handed over in this act by the Lessor to the Lessee, which receives and accepts it, in its current state of maintenance and repair, of which the Lessee states it is aware.

1.3 The Lessor represents and warrants as follows in relation to the charges and encumbrances existing over the Industrial Building and, consequently, over the Premises:

(a) It is up to date in compliance with their obligations related to each of the above charges and encumbrances, there being no circumstance which may affect the use of the Premises or normal development of this Agreement.

(b) This Agreement does not entail any breach of the terms and conditions of the various obligations assumed by the Lessor in relation to each of the charges and encumbrances.

(c) Prior to this date, the Lessor has informed Banco Sabadell of the contents of this Agreement, and the Bank has not raised any objection or comment to the same. In any event, the Lessor shall notify the Bank in a duly attested manner actual execution of this Agreement within five days, attaching a copy of such agreement.

The Lessor undertakes to keep the Lessee in peaceful possession of the Premises during the whole term of this Agreement. *Inter alia*, the Lessor undertakes to continue complying with the obligations relating to the charges and encumbrances existing over the Industrial Building (including payments to be made for any reason, whether of an urban nature, payments relating to the mortgage existing over the Industrial Building, etc.), so that normal use and enjoyment of the Premises by the Lessee according to the terms and conditions agreed herein is not affected.

The Lessor acknowledges that the representations and guarantees and obligation assumed under this Clause are of an essence and undertakes to keep the Lessee harmless against any expenses and damages that may be suffered by the Lessee as a result of noncompliance or defective fulfillment of what has been represented and agreed.

1.4 The Parties hereby place on record that this is an urban lease agreement, pursuant to the provisions of article 3 of the Urban Lease Law 29/1994, of November 24, 1994 and subject to article 4 thereof.

- 4 -

2.Use 2.1The Premises under the Agreement shall be assigned for development of the Lessee's industrial activity and ancillary activities, such as offices or any other admitted by applicable regulation . The Lessee may use the Premises as its registered office or registered office of any company within its group of companies, although, in such cases, such circumstance must be modified immediately on termination of the Agreement for any reason . . The Lessee may use the Premises (as well as the other areas refeITed to in Clause 1.1 above) 24 hours a day, every day of the year, without any restriction whatsoever for the purposes hereof by the Lessor, amongst others, in relation to the access to and exit from the Premises and/or the plot of land on which it is located. Term Term. The te1m of this lease is established at ten (10) years as from the execution of the Agreement, which shall therefore remain in force until April 7, 2026 (the "Term"), without prejudice to Clause 3.2, Clause 12 (c) and Clause 15.3 below . Unilateral withdrawal by the Lessee. After the first five (5) years of the Term have elapsed, the Lessee is entitled to unilaterally withdraw from this Agreement without paying any indemnification to the Lessor, although it shall notify the Lessor of its intention to terminate this Agreement, in writing, at least six months prior to the date when termination is to take effect. For example, if the Lessee intends to terminate this Agreement with effects on April 7, 2021, it shall so notify the Lessor before October 7, 2020; if the Lessee intends to te1minate this Agreement with effects November 30, 2021, it shall so notify the Lessor before May 31, 2021; and so on. Vacation. On termination of this Lease Agreement for any reason , the Lessee must make the Premises available to the Lessor in proper maintenance condition considering the maintenance obligations provided for in this Agreement as well as any such wear and tear as may derive from the normal use thereof. Therefore, the Lessee is not obliged to reinstate the Premises to its present status which is described in Annex 3, which includes several pictures . The Lessee shall remove from the Premises any such furnishings, installations, machinery, fittings and objects belonging to it placed therein. Attached as Annex 4 is a list of the installations and elements existing at the Premises, which are owned by the Lessor and are paii of the Premises and, as such, the Lessee shall be entitled to use them for carrying out its activity at the Premises.

Any delay in the handover of the Premises shall give rise to daily indemnification, which shall substitute any indemnification for damage or losses, equal to double of 1/30 of the monthly rent until the date on which the Premises are vacated on the agreed terms. Payment of this amount shall not entitle the Lessee to continue using the Premises or in any way prevent the Lessor from taking such action as it may deem fit in order to ensure the vacation thereof.

4. Rent

4.1 **Amount of the rent.** The rent agreed on for the lease of the Premises amounts to the fixed global figure of **SEVENTY EIGHT THOUSAND AND SIXTY** EUROS (€78,060) per year (hereinafter, the "**Rent**"). The Rent shall be increased by the VAT applicable on the relevant due date.

4.2 **Payment method.** The Rent shall be paid by the Lessee in advance monthly installments of **SIX THOUSAND FIVE HUNDRED AND FIVE** EUROS (€6,505), plus the relevant VAT, within the first seven (7) days of each month.

The Rent and the expenses payable pursuant to Clause 8, shall be paid by direct debit from the following bank account, designated by the Lessee in this act for such purposes: Banco Santander: 0049 5144 0020 16136091.

The Lessee may substitute the bank account referred to above with any other it may have opened in Spain, serving duly authenticated notice of such circumstance on the Lessor at least seven (7) days in advance of the date on which payment is to be made from the new bank account designated by the Lessee.

As an exception to the form of payment agreed, the Lessee shall pay to the Lessor the rent corresponding to the current month, amounting to four thousand nine hundred eighty seven euros sixteen cents (4,987.16€), plus VAT amounting to one thousand forty seven euros thirty cents (1,047.30€), less applicable withholding amounting to nine hundred forty seven euros fifty six cents (947.56€), through bank transfer to the bank account held by the Lessor number ES67 2038 9442 67 6000241257, open in Bankia, S.A., within five (5) days following the date hereof. The Lessor shall deliver the relevant invoice to the Lessee within five (5) days following reception of the amount indicated.

The amount indicated in the previous paragraph has been calculated proportionally to the number of days remaining of the current month.

4.3 **Withholdings.** The Lessee shall make the withholding provided for in the tax legislation in force over the Rent and other amounts to be paid to the Lessor

6/1

- 6 -

A7

pursuant to the Agreement, unless the Lessor provides annual evidence that such withholding is not applicable under the legally required documents in each case. Invoices. Each month , the Lessor shall issue and send the Lessee an invoice with the legal requirements, including the requirements for the purposes of VAT, between the 15th and the 20th of the month prior to the month in which the relevant monthly payment is to be made . The invoice shall include the following items : the monthly rent amount the amount of the expenses payable that accrue within 30 days prior to the date of the invoice . Late payment. Any amount to be paid pursuant to the Agreement and not settled on the date provided for herein shall accrue default interest at the legal interest rate in force on the date of non-payment. Rent review The agreed Rent shall be reviewed on January 1 of each year, upwards or downwards, in line with any variations to the Spanish General National Index of the Consumer Pricing System ("CPI"), published by the National Statistics Institute or any such body as may replace it, save for the rent c01Tesponding to the sixth year , which shall be reviewed in accordance to market prices as indicated in paragraph 5.4 below. The reviews deriving from the system described above shall be cumulative in nature throughout the term of the Agreement. As an exception, the first review of the rent shall take place on January 1 of 2017, taking into consideration the variation to the CPI between April and December of the year 2016. The Lessor must serve annual written notice on the Lessee of the new updated rent, stating the percentage modification applied , within the first five (5) days of the month of January. In the event that the National Statistics Institute ceases to publish the indices referred to in this clause, the review shall be calculated based on any such indices or models as may replace them . The rent corresponding to the sixth year shall be updated in accordance to the market prices to be determined by the Parties, by mutual agreement , or through the real estate consultants appointed by the Paiiies as indicated below. - 7 -

The Paities shall negotiate to determine the rent corresponding to the sixth year from the 1st to the 7'11 day of September 2020. Should they not reach an agreement within such term, each Pmty shall appoint a real estate consultant with experience in the industrial sector and within the scope of the province of Leon. Appointment of the real estate consultant shall occur within five (5) days following the end of the previous term, in other words, by September 12, 2020. Each of the consultants shall determine the market rent within a term of ten (10) days as from their appointment, in other words, by September 22, 2020. In the event any of the aforementioned dates should fall on a public holiday in Leon, the deadline shall be understood as the following working day. Each Pmty shall communicate to the other Pmty the market rent determined by the consultant appointed by the relevant Party. The average between the rent established by both consultants shall be considered as market rent. Should any of the Patties fail to appoint their consultant within the term indicated or if the consultant appointed by any of the Pmties fail to determine the market rent within the relevant term, then the market rent determined by the consultant of the other Pmty shall be considered as market rent. In any event, the Lessee shall retain the possibility to unilaterally withdraw from this Agreement in accordance with Clause 3.2 above. Each Pmty shall bear the costs of the consultant appointed by the relevant Party. Works Works of the Lessee. The Lessee shall perform conservation and maintenance works required for its activity (save for those indicated in paragraph 6.2 below, which are for the account of the Lessor). It may also perform other works at the Premises provided that they do not affect security, stability or strncture of the Industrial Building. In any event, the Lessee shall perfo1m the works indicated after notifying the Lessor with at least 7 days' prior notice and obtaining the relevant urban licenses, provided that those are mandatory, and under the direction of the relevant technician, provided that it is mandatory. The Lessee shall also provide the Lessor with the information requested by the latter in relation to the works performed. In any event, the works shall be performed in such a way as to not affect the business of the Instituto Biomar, S.A. or to do so at a minimum. Works of the Lessor. The Lessor shall be responsible to perform any works at the Premises and/or the Industrial Building affecting their structure, roof, fac;:ade and general installations, not being entitled to charge any cost on the Lessee or increase the Rent. In any event, performance of any works by the Lessor on the Premises shall require prior authorization from the Lessee, unless the work consists in urgent repairs or the remedy of defects imposed by an administrative or judicial authority. In such cases, the work shall be performed in such a way that it does not affect the Lessee's business or does so at a minimum . 6.3Signs. The Lessee may place one sign on the fas;ade of the Premises or the Industrial Building and/or on the te1rnce roof of the Industrial Building after agreement with the Lessor on its dimensions and characteristics . The Lessor shall not deny, condition or delay its authorization unless there is some technical reason o security reason to do so. In any event, the Lessee shall remove its sign upon termination of this Agreement. Licenses The Lessor represents and warrants to the Lessee (a) that it holds the Autorizaci6n Ambiental Integrada for the activity conducted at the Industrial Building, which is in full force and effect, and (b) that it is up to date in compliance with urban regulation on construction of the Industrial Building and it holds the relevant licenses (in pm1icular, works license and first occupation license) so that the Lessee may apply for the urban licenses for the pursuit of its activity, including activity license, opening license and, as the case may be, works license. Lessee unde11akes to apply for and obtain, at its expense, all such authorizations and licenses as may be necessary pursuant to the applicable legislation from time to time for the pursuit of its activity in the Premises. The Lessor shall cooperate with the Lessee providing the relevant documentation or with other actions which may be necessary or convenient to process application of the authorizations or licenses of the Lessee. Expenses and Taxes Payable by the Lessee: The Lessee shall be responsible for payment of the following amounts : 50% of the following items: general expenses for suitable maintenance of the Industrial Building, water and natural gas supply, waste management and Prope1iy Tax, according to the breakdown attached hereto as Annex 5. For the purposes of clarification, the amounts and items listed in Annex 5 include those relating to the Premises themselves, as well as the rest of the Industrial

Building, including common areas that are also subject to use under this Agreement, as indicated in Whereas II and Clause 1.1.

b) Electricity expenses incurred by the Premises and any other private supply contracted by the lessee, such as telephony or the Internet.

c) Expenses and taxes resulting from the business it performs at the Premises.

d) Facility maintenance, repair and replacement expenses, provided they are facilities of the Premises for the exclusive use of the same. The Lessor represents and warrants that the facilities of the Premises are in perfect state of use and repair.

The Lessee shall be entitled, at its sole expense, to modify and/or adapt the private installations, services or utilities of the Premises and change the suppliers, all the above to pursue or improve its activity.

In such case, the Lessee shall cease to pay the relevant amounts indicated in this section 8.1 and in **Annex 5**.

8.2 **Payable by the Lessor**

The Lessor shall pay all expenses, taxes or items other than those indicated in Section 8.1 above, without passing on any amount thereof whatsoever to the Lessee.

9. **Liability and insurance**

9.1 The Lessee shall bear sole and exclusive liability for all such damage as may be occasioned to third persons or things as a result of its activity in the Premises, the occupation or use thereof or any works performed.

With a view to securing such liability, the Lessee must arrange, throughout the Term of the Agreement, civil liability insurance covering, *inter alia*, such liability for a minimum amount of SIX HUNDRED THOUSAND EUROS (€600,000) as well as a damages insurance.

The Lessee must provide evidence to the Lessor, at its simple request, of the existence of the above insurance, the liability insured (and the amount thereof) and the fact that it is up-to-date in payment of the premium.

9.2 The Lessor has arranged an insurance of the whole Industrial Building for a minimum amount of FOUR MILLION ONE HUNDRED AND EIGHTEEN THOUSAND NINE HUNDRED AND NINE EUROS (€4,118,909), which shall be in place throughout the Term of the Agreement, being the cost thereof for the account of the Lessor during such term.

- 10 -

The Lessor must provide evidence to the Lessee, at its simple request , of the existence of the above insurance, the liability insured (and the amount thereof) and the fact that it is up-to-date in payment of the premium. Assignment and sublease The Lessee may assign the Agreement and sublease, in whole or in part , the Premises , to any company within its group of companies without the above originating any increase in rent. Group of companies shall be defined in accordance to article 42 of the Commercial Code. A merger, spin-off, alteration of legal form, segregation or any other corporate transaction in which the Lessee may be involved shall not be deemed to constitute an assignment nor shall it give rise to any increase in rent. Access to the Premises The Lessee shall allow the Lessor or any such person as it may designate to access the Premises in order to check proper compliance with the obligations provided for in the Agreement and to carry out any inspection or make any repair of common elements or facilities taking place in the Premises , subject to notification of such visits at least three (3) business days in advance. The Lessor may not interrupt the habitual pursuit of the Lessee's activities in the Premises with such visits. The Lessor and the Lessee shall comply with all formal and sustantive obligations on prevention of occupational hazards, health and safety in relation to their respective employees. Both Parties shall coordinate the necessary actions on prevention of occupational hazards. Preemptive acquisition right Notwithstanding the fact that the Premises constitute the purpose of this Agreement , the Pmiies agree that the Lessee shall have a preemptive acquisition right on the entire Industrial Building, in the event it is subject to transfer, which it may exercise in accordance with miicle 25, in relation to miicle 31, of the Urban Lease Law. Fmihermore , in the event the Industrial Building is divided or constituted under the horizontal division regime and the Premises were configured as an independent registered property , the Lessee shall have the preemptive acquisition right according to articles 31 and 25 of the Urban Lease Law . In case that the preemptive acquisition right is not exercised this Lease shall remain in force under its own terms and conditions with the new lessor.

In case that the Industrial Building and/or the Premises were transferred to a competitor of the Lessee, the latter shall be entitled to terminate this Agreement without paying any indemnification or any other amount for such termination. To this effect, the Lessee shall inf01111 the Lessor of its intention to put an end to this Agreement within 30 days after reception of the notice served by the Lessor announcing transfer of the Industrial Building and I or the Premises; in said notice, the relevant data to identify the acquirer shall appear in addition to any other data. Competitor of the Lessee shall be defined as those that carry on, any activity that may compete with activities related to live bio-therapeutic products it being understood as biological products that: (a) contain live organisms, such as bacteria; (b) are applicable to the prevention, treatment, or cure of diseases of human beings or animals; and (c) are not a vaccine, as well as, nor to provide services in relation to such activities neither to have any direct or indirect interest in such activities. Security deposit The Lessee shall deliver THIRTEEN THOUSAND AND TEN EUROS (€13,010) to the Lessor in respect of a legal security deposit amounting to two monthly rent, within five (5) days as from the date hereof through bank transfer to the bank account held by the Lessor number ES67 2038 9442 67 6000241257 open in Bankia, S.A. The existence of the legal security deposit may not be alleged by the Lessee in order to delay its payment obligations nor may it be allocated by the Lessee to payment of the Rent or any amount whatsoever owed by it. The security deposit shall be returned by the Lessor to the Lessee within one (1) month as from the vacation of the Premises. Any delay to such repayment shall accrue default interest at the legal interest rate in force on the date of non payment. The Lessor shall deposit the security deposit with the relevant administrative body and shall evidence such deposit to the Lessee. Notarization of the Lease Agreement Either of the Pmiies may request that the Agreement be executed in a public deed and registered at the Property Registry, the Parties being obliged to co-operate. All such taxes and expenses as may derive from notarization and registration shall be for the account of the Pmiy that so requests .

Termination of the Agreement A failure by either of the Parties to comply with the obligations entered into under the Agreement shall entitle the other Paiiy to require such compliance or institute the termination of the Agreement (in the latter case, after having complied with the provisions of Clause 15.2 below) , in both cases with the relevant indemnification for damage or losses and paym ent of interest. In the event of any breach by either of the Parties, the complying Paiiy must serve notice of such circumstance on the other Party, which shall have a maximum of one (1) month in which to rectify or remedy such breach . Once the above period has elapsed without the Party at breach having rectified or remedied the breach , the other Party may exercise its right to tenninate the Agreement pursuant to the provisions of this clause. In the event of termination or annulment of the Business Sale and Purchase Agreement refeITed to in Whereas III of this Agreement for any reason attributable to the Lessor or, in general, not attributable to the Lessee, the Lessee shall be entitled to terminate this Lease Agreement , without being obliged to pay any amount to the Lessor and, as the case may be, claim the relevant compensation for damages. Notices All notices, authorizations , consents and other communications relating to the Agreement shall be made in writing , to the addresses indicated below and in a duly attested manner (including through burofax): The Lessor : Instituto Biomar , S.A. Attn .: Mr. Miguel Fernandez Medarde Address: Parque Tecnologico de Leon Parcela Ml0.4 24009 Almunia , Leon , Spain E-mail : m.fernandez@biomar.com The Lessee : 4D Phaima Leon, S.L.U. Attn. : Mr. Laurence Smith Dale Address : Third Floor, 9 Bond Comi, Leeds, LS 1 2JZ, United Kingdom E-mail : Laurie.Dale@4dphannaplc .com Copy to: !(

Addleshaw Goddard Attn.: Mr. Tim Wheldon Address : Sovereign House, Sovereign Street, Leeds, LSI lHQ, United Kingdom E-mail : Tim.Wheldon @addleshawgoddard.com Language This Agreement has been executed in Spanish and English . Spanish version shall prevail in case of contradiction between both. Applicable law. Jurisdiction Applicable law The Agreement shall be governed by, and interpreted under , the laws of Spain, Urban Lease Law and the Civil Code. Jurisdiction The Paities expressly waive any other jurisdiction to which they may be legally entitled, and expressly submit the resolution of any disputes or claims arising over the interpretation or performance of the Agreement, including those relating to any noncontractual obligations arising from or related to it, to the jurisdiction of the courts and tribunals of the city of Leon . IN WITNESS WHEREOF, the Parties have formalized the Agreement in three counterparts, which together shall constitute one agreement, in the place and on the date first above written. Signatory Signatory Mr. Marcos Fernandez Ashton Instituto Biomar, S.A. Mr. Alexander James Stevenson 4D Pharma Leon , S.L.U.

LIST OF ANNEXES Annex 1: Extract from the Property Register Annex 2 : Plan Annex 3: Status and pictures Annex 4: Elements owned by the Lessor Annex 5: Expenses to be shifted over on the Lessee

Anexo 1

lnformaci6n Registral expedida por MARIA PILAR FERNANDEZ ALVAREZ Registrador de la Propiedad de LEON 3 Calle del Carmen 7, 1° - LEON tlfno: 0034 987 273752 correspond iente a la so licitud formu lada por BGYCABOGADOS con DNl/CIF: 824209371 ••• lnteres legitimo alegado: lnvestigaci6n juridico -econ6mica sabre credito, solvencia o responsabilidad ldentificador de la solicitud : U39TN57Z Citar este identificador para cualquier cuesti6n relacionada con esta informaci6n. ht> h I'., r.ut <d:t1r;1 b'fn-· s I• r.t-rrd cJo: ·nh l-'yr;r.,;IQl 1we """' w tv o;-uu:f .1 ('Qf\I: 1cr.tmt'!t:t11 s <!el Colt-rl.:!de P:t1.s r»o.--o cibrr!;:,e hdtrbf.t4 •k' l•i.ok it:,;d lllll llllllllll lll!llllllllHll/1111111 A829663680A288 F20 03:S FS FOOB0720C3 . http://www.registradores.orgPag . 1

REGISTRO DE LA PROPIEDAD DE LEON N° 3 CALLE CARMEN , 7 Planta: 1 24001 LEON Telefono : 987273752Fax: 987239395 NOTA SIMPLE INFORMATIVA Para informacion de consumidores se hace constar que la manifestacion de los libros por esta Nota Simple lnformativa se hace con los efectos que expresa el art.332 del Reglamento Hipotecario, y que solo la Certificacion acredita, en perjuicio de tercero , la libertad o gravamen de los bienes inmuebles, segun dispone el art.225 de la Ley Hipotecaria. Fecha de Emision: VEINTISEIS DE FEBRERO DEL ANO DOS MIL DIECISEIS DESCRIPCION DE LA FINCA_ FINCA DE LEON SEC 3 N°: 19413 CRU: 24014000938805, URBANA: NAVE INDUSTRIAL que se levanta sobre la parcela de terreno seiialada como MANZANA M-10.4 de Uso lndustrial-Tecnologico, resultante de la Actuacion Urbanistica Plan Parcial del Sector Industrial "PARQUE TECNOLOGICO" antes denominado parque Empresarial, en termino de Leon, comprendida entre los nucleos de Oteruelo de la Valdoncina, Armunia, la Carretera de Circunvalacion y la linea del Ferrocarril Palencia-La Coruiia. Citada Nave ocupa en planta MIL CUATROCIENTOS TREINTA Y DOS METROS Y CINCO DECIMETROS CUADRADOS. La edificacion consta de: Planta baja por la que se tiene acceso principal al edificio a traves de un porche que da a un vestibulo con sala de espera y oficina de recepcion, que comunica las diferentes estancias que son los despachos de direccion y administracion , archivo, aseos, vestuarios del personal y distribuidor que comunica con las escaleras que llevan a la planta alta . Ademas en esta planta existe una zona de laboratorios con las dependencias, estancias y servicios propios de los mismos. Tambien en esta planta se ubica una zona de planta piloto, para centro de control, laboratorio de inoculos con su camara de incubacion, local para fermentacion, sala de extraccion y purificacion , almacen y preparacion de mezclas. Por razones de seguridad se adosan por el exterior los almacenes de disolventes, de residuos y de balas de gas. La superficie construida en esta planta es de MIL CUATROCIENTOS TREINTA Y DOS METROS Y CINCO DECIMETROS CUADRADOS. Y planta alta, a la que se accede desde la baja por medio de escaleras y ascensor. Alberga en su interior la sala de reuniones, biblioteca que hace funciones de zona de descanso y cafeteria, ademas de laboratorios de sintesis, ensayos, preclinica, quimica de productos naturales y masas HPLC, con sus respectivos despachos. Tambien en esta planta se ubican locales de preparacion de muestras, liofilizadores, zona de congeladores y mantenimiento . La Superficie construida en esta planta es de NOVECIENTOS SESENTA Y CUATRO METROS Y CINCUENTA Y NUEVE DECIMETROS CUADRADOS. La total superficie construida en el edificio es de DOS MIL TRESCIENTOS NOVENTA Y SEIS METROS Y SESENTA Y CUATRO DECIMETROS CUADRADOS. Cuenta con los servicios propios de la zona urbana donde se ubica, como agua, luz, alcantarillado y pavimentacion. La parcela de terreno sobre la que se levanta tiene una superficie de CINCO MIL METROS CUADRADOS de acuerdo con la geometria de su piano y linda: Norte, con Manzana 12 de Equipamiento Socio Comercial y Viario-Aparcamiento Publico; Sur, con calle D y Manzana M-10.3; Este, con calle "D" y Viario-Aparcamiento Publico; y Oeste, con Manzana M-10.3 de Uso Industrial Tecnologico y Manzana 12 de Equipamiento Socio-Comercial. CONDICIONES URBANISTICAS: USO INDUSTRIAL-TECNOLOGICA. Tambien permitidos: Espacio libre privado, zonas verdes publicas, equipamiento, Viario y Aparcamiento. Compatibles: Oficinas. Parcela Minima: 1.000 m2 con frente minimo a viario o espacio libre publico de 30 metros. Edificabilidad maxima 0'8 m2/m2 • Ocupacion maxima 60%. Altura maxima 12'00 metros a cornisa. Planta Baja+ 1•. Sotanos y Semisotanos: permitidos en numero de 2. No computan edificabilidad segun las ordenanzas. Aparcamientos interior de parcela: 1 plaza/100 m2 edificac . Referenda Catastral numero 7075607TN8177N0001 SU. s.org i:' ;;:1'1'!'Y.i ('ll Q .te: W t w ti;f 'r.tsU'1.l F1 I0:1 nrt'CQ\C'!r.tli t\es I Coltll:>d: f\r1 1aod-...-ci.,cibf'!!:1:lidtrt.f. .:frrt'..! h ':l ldt.4 lllll llll llmllll lllllllHl llllll ll --------------------------------Pag . 2 A829663680A2B8F2003S F8F0090720C3 .

NO COORDINADA GRAFICAMENTE CON EL CATASTRO A LA FECHA DE EMISION DE LA PRESENTE. TITULARIDADES_ NOMBRE TITULARN.l.F.TOMO LIBRO FOLIO ALTA INSTITUTO BIOMAR SA,A243302923206 369 166 2 El pleno dominio de esta finca por titulo de compraventa . INSTITUTO BIOMAR SA,A243302923206 369 167 3 La declaracion de obra nueva terminada sobre esta finca. INSTITUTO BIOMAR SA,A243302923311 399 49 7 La ampliacion y modificacion de obra nueva declarada sobre esta finca. CAR GAS_ La condicion resolutoria proveniente de la finca aportada al proyecto de actuacion, registral 16.119 de esta Seccion 3• del Ayuntamiento de Leon, que por razon de su incorporacion a la Unidad de Actuacion se traslada a esta finca. Dicha CONDICION RESOLUTORIA se establecio en favor def Ayuntamiento de Leon en la escritura de cesion gratuita a favor de GESTION URBANISTICA DE CASTILLA Y LEON SA, autorizada el 18 de febrero de 2003 por el Notario de Leon don Francisco-Javier Dominguez Alcahud y Navarro, numero 492 de su protocolo, que motivo la inscripcion 4" de expresada finca aportada 16.119, en los siguientes terminos: "La parcela secede con el fin de ejecutar en ella las obras de construccion del Parque Empresarial de Leon, en cumplimiento del convenio suscrito el dia 27 de noviembre de 2000 entre el Ayuntamiento y la citada entidad mercantil, finalidad que debera cumplirse en el plazo de cinco aiios contados a partir del dia siguiente al de la firma de la escritura publica de cesion, debiendo mantener su destino para este fin durante los treinta aiios siguientes. El cumplimiento de estos plazos se sujeta a condicion resolutoria expresa, por lo que, en caso de incumplimiento bastara con acta Notarial de constancia de hechos acreditandolo, acompaiiada de la misma escritura de cesion, para volver a inscribir en el Registro los terrenos a favor del Ayuntamiento por derecho de reversion dimanante del incumplimiento de la condicion expresa . Gravada con CONDICION RESOLUTORIA a favor de la entidad mercantil GESTION URBANISTICA DE CASTILLA Y LEON S.A. formalizada en la escritura de compraventa autorizada por en Navatejera, Ayuntamiento de Villaquilambre - Leon, el dia veintinueve de marzo de dos mil siete por el Notario con Residencia en Villaquilambre don Francisco-Javier Santos Aguado, numero 402 de su protocolo, segun resulta de la inscripcion 2• de fecha treinta y uno de mayo de dos mil siete, que tiene el siguiente tenor literal. PRESCRIPCIONES DEL CONTRA TO.-PRIMERA.-La parcela objeto del contrato del asiento adjunto sera destinada por la parte compradora a usos permitidos por el Plan Parcial del Polfgono Industrial en el que se ha indicado se ubica, comprometiendose a respetar integramente las normas urbanisticas vigentes en la zona, de todo lo cual tiene pleno conocimiento la parte compradora. SEGUNDA . La parte compradora se obliga a iniciar la edificacion de la parcela, con la preceptiva licencia municipal, antes de dos aiios a partir de la fecha de la firma de la escritura que se inscribe, a realizarla al ritmo que seiiale el proyecto de construccion ya finalizarla en el plazo maximo de tres aiios, todo ello por lo que respecta, como minimo, al 50% de la edificabilidad de la parcela, contado tambien desde la suscripcion de la escritura que se inscribe. En caso de no poderse obtener la licencia en tiempo habil para cumplir la condicion anterior debera justificarse la causa de la demora . TERCERA. Se prohibe expresamente a la parte compradora la transmision a terceros , durante el plazo de diez aiios a contar desde la fecha del otorgamiento de la escritura que se inscribe, de la parcela objeto de dicha escritura , por cualquier titulo, asi como la transmision de la construccion que sobre la misma se ejecute, sin autorizacion expresa de la entidad vendedora. En el supuesto que la parte compradora incumpliera con referida obligacion, GESTURCAL podra optar por: a.-Resolver el contrato que por este asiento se inscribe, hacienda suya la parcela y construcciones existentes, abonando el precio aqui fJh h;cl.'.J c:.ir UI <'O !i;;I Oo! b .t'T , · t.;.('.l'J-rs la *' kV j'h:! •Ol l 1-. 1;;TiT Y.l<;n a:.u e« ';UU It'V !I l:;l SCf\ C:)°A(" ·les "'' Co!"lb de R c 1M1•*rciJ t ibr !-ti l.dt.riif.c.tdt""" ': ls J.<11:•t - 11111 1111111 1 111111111111 111 111111 111 A8296636SOA2 B6 F20035F8FDDBD720C3. http://www .registradores.orgPag. 3 fijado por fas primeras y el coste real de construccion, aminorado, todo eflo, en un 20%, importe este que se fija en concepto de cfilusufa penal e indemnizacion por daiios y perjuicios. B.· Exigir de la parte compradora del contrato que se inscribe el abono, en concepto de clilusula penal e indemnizacion por daiios y perjuicios del 50% del precio fijado en el documento que se inscribe por la compraventa de la parcela. CUARTA.·Hasta que nose hayan expedido las resoluciones o licencias administrativas que acrediten estar acabadas las obras de construccion y las instalaciones industriales a realizar en la parcela objeto del contrato, se prohibe expresamente gravar, total o parcialmente la parcela sin la autorizacion expresa de GESTURCAL. Cuando GESTURCAL autorice la constitucion de hipoteca sobre la parcela vendida, a favor de establecimientos oficiales de Credito y en garantia de las otorgadas para la edificacion y la instalacion del inmueble, dicha hipoteca tendril carilcter preferente sobre las condiciones resolutorias pactadas en la escritura que se inscribe. CONDICIONES RESOLUTORIAS DEL CONTRATO.· PRIMERA.· Este contrato quedaril resuelto de pleno derecho con el simple requerimiento fehaciente que a tal efecto se hiciera, y con trascendencia real, a instancias de GESTURCAL en los siguientes cases: a.· Si la parte compradora no inicia o no finaliza las obras de construccion en la forma o en los plazas establecidos en la prescripcion SEGUNDA y no justifica, en su caso, la demora a que se refiere el pilrrafo segundo de la prescripcion citada. B.· Si el adjudicatario incumpliese las limitaciones establecidas en las prescripciones tercera y cuarta de las relativas a las prescripciones del contrato . SEGUNDA.· Resuelto el contrato, y sin perjuicio de otras responsabilidades, la parte compradora tendril derecho a la devolucion del 80% del precio de venta, ode la cantidad pagada hasta la fecha, deducidos de este porcentaje el importe de las cargas y gravilmenes que, con la autorizacion de GESTURCAL se hayan constituido. TERCERA. ·Con respecto a las obras y las edificaciones que la parte compradora haya podido realizar en la parcela, tendril derecho a que su importe, que seril calculado por los Servicios Tecnicos de GESTURCAL , le sea abonado cuando la parcela en cuestion sea transmitida a terceros. CUARTA.· En el supuesto de que las cargas y gravilmenes , constituidos con la autorizacion que se establezca, sobrepasen el 80% del precio de venta o de la cantidad pagada hasta aquefla fecha que tiene derecho a percibir, GESTURCAL se reintegraril del exceso con cargo al importe en que se valoren las obras y edificaciones citadas anteriormente. QUINTA.· Si las obras fuesen ilegales o nose acomodasen a la licencia de obras, se deduciril de la cantidad que hubiera que devolver al comprador, el importe de la demolicion de todo aquello que se haya construido indebidamente. SEXTA.· En todo caso, el derecho de dominio de la parcela vendida junto con sus accesos revertiril automilticamente y, con carilcter retroactive al patrimonio de GESTURCARL solamente acreditando el cumplimiento de la condicion resolutoria por cualquiera de los medics de prueba admitidos en derecho y el pago o la consignacion a favor del interesado del citado 80% con las deducciones que fueren precisas. Se consigna como domicilio hilbil, a efectos de notificaciones, el de todo interesado en la escritura que se inscribe, segun lo indicado en la misma. Una HIPOTECA a favor de CAJA DE AHORROS DEL MEDITERRANEO en garantia de un prestamo de DOS MILLONES SETECIENTOS MIL EUROS de principal; de DOSCIENTOS OCHENTA Y SEIS MIL DOSCIENTOS EUROS de intereses remuneratorios; por SEISCIENTOS SETENTA Y CINCO MIL EUROS de intereses de demora ; de CIENTO TREINTA Y CINCO MIL EUROS para prestaciones accesorias, y de SESENTA Y NUEVE MIL CIENTO VEINTE EUROS para costas y gastos, con un plazo de duracion de QUINCE aiios a contar desde el TRES DE MARZO DEL ANO DOS MIL NUEVE o, en su caso, a contar desde la fecha en que se realice la ultima acta de entrega, o la Caja otorgue escritura de reduccionde capital, si una u otra se otorgan antes de la citada fecha. Constituida en escritura autorizada el 3 de marzo de 2008 por el notario de Leon don Jose-Angel Tahoces Rodriguez, numero 593 de protocolo, conforme resulta de la 4" de fecha 31 de julio de 2008. Por nota al margen de indicada inscripcion 4", practicada con fecha ocho de mayo de dos mil nueve, en virtud de acta autorizada el dia treinta y uno de marzo de dos mil nueve por el Notario de Leon don Jose-Angel Tahoces Rodriguez, numero 554 de su protocolo, se ha constatado la ultima entrega del capital del prestamo antes referido. MODIFICADAS LAS CONDICIONES DE LA HIPOTECA PRECEDENTE COMO SE INDICA EN LA 5",6" y 8". En la escritura que motivo la hipoteca de la inscripcion 4" a favor de CAJA DE AHORROS DEL MEDITERRANEO , la entidad GESTION URBANISTICA DE CASTILLA Y LEON SA consintio que la condicion resolutoria existente a su favor sobre la finca, se posponga a la citada hipoteca de la inscripcion 4". lgualmente mediante escritura otorgada en Leon el 30 de junio de 2008, ante su notario don Jose-Angel Tahoces Rodriguez, numero 1482 de protocolo, se hizo constar que, por acuerdo del pleno municipal del Ayuntamiento de Leon en sesion celebrada el siete de marzo de dos mil ocho se acordo autorizar expresamente la posposicion en el Registro de la Propiedad del range de la condicion resolutoria expresada, por cuanto tal posposicion no supone un menoscabo de los intereses htJ .,1.ieJl'..J r.UI <"6:i1p la1T1 ·t;ie.-·o I• *"•1'C"d ;! .uh 1.-'¥"<T,;l(nq "! :-OJ t if trl-1 !'1 lc srrtlrAt'!r.til*J QCI {'Jt"11.:ide Rti<i'"J.X,.•a,clt)l"l,f;, 1.dcrtif.c.dC""t'"! h l-::lt..:f http://www .registradores.orgPag. 4 municipafes, siendo condicion sine qua non que fa entidad financiera otorgante def credito hipotecario asuma las siguientes obligaciones: a) en el caso de que se produzca , notificar en el pfazo de maximo de quince dias al Excmo. Ayuntamiento de Leon fa iniciacion def procedimiento de ejecucion de fa garantia hipotecaria. b) Poner en conocimiento de fos posibfes adquirentes de fa parcefa en cuestion, finca numero 19.413 def Registro de fa Propiedad numero 3 de Leon, fa obligatoriedad de mantener su destino para el fin previsto durante el pfazo fijado por la condicion resolutoria objeto de posposicion. En la misma escritura consta la aceptacion de las obfigaciones resenadas por CAJA DE AHORROS DEL MEDITERRANEO y fa mercantil INSTITUTO BIOMAR SA, y que se ha comunicado dicha aceptacion al Ayuntamiento en virtud de escrito de fecha once de abril de dos mil ocho. Todo ello resufta de la misma inscripcion 4", y de notas marginales a las inscripciones 1• y 2• de esta finca, extendidas el dia 31 de julio de 2008.-Mediante nota extendida el 4 de noviembre de 2009 al margen de la inscripcion 3", se ha hecho constar la afeccion de esta finca en los terminos previstos en el articufo 31.4 de la Ley General de Subvenciones 38/2003, al pago del reintegro de la subvencion a fondo perdido concedida por Resolucion de 29 de diciembre de 2006 del Presidente de la Agencia de lnversiones y Servicios de la Junta de Castilla y Leon, por importe de 694.844,16 euros, concedida la entidad INSTITUTO BIOMAR SA para un proyecto de inversion que se realizara en el termino municipal de Leon, provincia de Leon, cuya actividad sera "Descubrimiento-Desarrollo-Produccion de nuevos Candidatos a Farmacos de Origen Microbiano Marino", no pudiendo modificarse ni la ubicacion ni la actividad sin autorizacion previa del Director Gerente de la Agencia de lnversiones y Servicios; resolucion individual en cuyo apartado 2.7 de sus condiciones particulares, se establece que a fecha 29 de sept iembre de 2008 deben cumplirse y mantenerse las condiciones generales y particulares impuestas por la misma resolucion; mientras que el apartado 2.8, sin perjuicio del anterior, dispone que a partir del mencionado plazo debera el beneficiario mantener la inversion durante cinco anos en el establecimiento objeto de ayuda; comprometiendose la citada beneficiaria INSTITUTO BIOMAR SA, domiciliada en Onzonilla -Leon-, Poligono Industrial de Leon, edificio C.E.I modulos 2.02 y 2.03, con C.l.F. A-24330292 ,, a los efectos de la Ley General de Subvenciones 38/2003, de 17 de noviembre, a destinar la finca al fin concreto para el que se concedio la subvencion por un plazo superior a CINCO ANOS. Resulta de acta autorizada en Leon el 8 de octubre de 2009 por su notario don Jose-Angel Tahoces Rodriguez, numero 1720 de protocolo, y la resolucion administrativa citada.-La hipoteca de la inscripcion 4" actualmente por transmision def credito hipotecario por titulo de sucesion universal a favor del BANCO DE SABADELL, S.A. por fusion por absorcion, se MODIFICA mediante escritura otorgada en Leon el dia 31 de diciembre de 2.012 ante su Notario Don Santiago-Alfonso Gonzalez Lopez numero 1.690 de protocolo, ratificada mediante otra escritura otorgada el dia 7 de febrero de 2.013 ante el mismo Notario de Leon senor Gonzalez Lopez numero 205 de protocolo, en el sentido de que con fecha valor tres de junio de doce mil doce, se establece como vencimiento definitivo del prestamo el dia TRES DE MARZO DE DOS MIL VEINTICUATRO. Asi resulta de la inscripcion 5", fechada el dia tres de mayo de dos mil trece. La hipoteca de las inscripciones 4" y 5" a favor del BANCO DE SABADELL, S.A., se MODIFICA mediante escritura otorgada en Leon el dia 9 de agosto de 2.013 ante su Notario Don Santiago-Alfonso Gonzalez Lopez numero 838 de protocolo, ratificada mediante otra escritura otorgada el dia 20 de diciembre de 2.013 ante el mismo Notario de Leon senor Gonzalez Lopez numero 1.318 de protocolo, entre otros extremos, alterando el plazo de amortizacion, y sin cambiar el vencimiento definitivo del prestamo. Asi resulta de la inscripcion 6",fechada el dia dieciseis de enero de dos mil catorce. /} Afecta al pago de la liquidacion o liquidaciones que eventualmente puedan girarse por el lmpuesto sobre TRANSMISIONES PATRIMONIALES Y ACTOS JURiDICOS DOCUMENTADOS y/o SUCESIONES Y consecuencia de la revision de las liquidaciones o declaraciones presentadas por DONACIONES, como razon de los actos inscritos o anotados. fru h.-.e t=irtJJ <0;i ! !So'! ta :u - •:.a-s 11 *"·•r'dJ:! ·Uh L-".,.w.r."71 a .e p t VJ c< 'O• U"-1 ii i:: sr-....%:r.r.c'!r.'1Jle.J clcl Cokr i::ode Rt1.i.tiaoOo.-eiJ d\1r_.-::o ehdt nt>f.ujt'f"(-'! li s.of.::lt....:I lllll llllllllll llllllllllllillllll/111111111 s.or ---------------------------------Pag. 5

Documentos relativos a la finca presentados y pendientes de despacho, vigente el asiento de presentaci6n, al cierre del Libro Diario del dia anterior a la fecha de expedici6n de la presente nota: NO hay documentos pendientes de despacho AVISO: Los datos consignados en la presente nota se refieren al dia de emisi6n de la presente nota, antes de la apertura del diario. MUY IMPORTANTE, queda prohibida la incorporaci6n de los datos de esta nota a ficheros o bases informaticas para la consufta individualizada de personas fisicas o juridicas, incluso expresando la fuente de informaci6n (B.O.E. 27/02/1998) . ADVERTENCIAS A los efectos de lo previsto en ef art. 31 de la Ley Organica 10/1998, de 17 de diciembre, se hace constar que: la equivafencia de Euros de las cantidades expresadas en unidad de cuenta Pesetas a que se refiere la precedente informaci6n, resulta de dividir tales cantidades por el tipo oficial de conversion, que es de 166,386 pesetas. Esta informaci6n registral tiene valor puramente indicativo, careciendo de garantia, pues la libertad o gravamen de los bienes inscritos, solo se acredita en perjuicio de tercero, por certificaci6n del registro (Articulo 225 de la Ley Hipotecaria) Queda prohibida la incorporaci6n de los datos que constan en la presente informaci6n registral a ficheros o bases de datos informaticas para la consulta individualizada de personas fisicas o juridicas, incluso expresando la fuente de procedencia (lnstrucci6n de la D.G.R.N. 17/02/98; B.0.E. 17/02/98) Esta lnformaci6n no surte los efectos regulados en el art. 354-a del Reglamento Hipotecario. A los efectos de la Ley Organica 15/1999 de 13 de diciembre, de Protecci6n de Datos de caracter personal queda informado de que: Conforme a lo dispuesto en las clausulas informativas incluidas en el modelo de solicitud los datos personales expresados en el presente documento han sido incorporados a los libros de este Registro y a los ficheros que se llevan en base a dichos libros, cuyo responsable es el Registrador En cuanto resulte compatible con la legislaci6n especifica del Registro, se reconoce a los interesados los derechos de acceso, rectificaci6n, cancelaci6n y oposici6n establecidos en la Ley Organica citada pudiendo ejercitarlos dirigiendo un escrito a la direcci6n del Registro. ADVERTENCIAS Esta informaci6n registral tiene valor puramente indicativo, careciendo de garantia, pues la libertad o gravamen de los bienes o derechos inscritos, solo se acredita, en perjuicio de tercero, por certificaci6n del Registro (articulo 225 de la Ley Hipotecaria). Queda prohibida la incorporaci6n de los datos que constan en la presente informaci6n registral a ficheros o bases informaticas para la consulta individualizada de personas fisicas o juridicas, incluso expresando la fuente de procedencia (lnstrucci6n de la D.G.R.N 17/02/98; 8.0.E. 27/02/1998). ho r lf.J c!i{u.I '('6;t !p Clo! t:)lfU· ·'1S ,. le (ld)1 (Sh l-';nn:IO"I Q it-w cc;r •.:U-1 1 "'' sentr/ c l"tlle.5 c'tl {Q!r&ode 1tti61J es,clt-ir.:':i l.d<rt.f ,c,>jCO""c' l>l it..::I llllllllllllll lllll llHll lllllllllm I http://www .registradore ............................... s.org A829663680A28B F2D D3 FS FDDBD720C3.

Esta informaci6n registrar no surte los efectos regulados en el art. 354-a def Reglamento Hipotecario. El usuario receptor de esta informaci6n se acoge a las condiciones de la Politica de privacidad expresadas en la web oficial del Colegio de Registradores de la Propiedad, Mercantiles y de Bienes ;I bD h l!s Girt.il <O !i; tli!' t:,,rr•s· • -'""' I• t!rtrlJ1 csh ';;.irrT Y. a ri w t«"" f t);f 1 t"Or I ;;) stn tif'At'lr.ta!cs Oel Colt1..;:idc Rr1•r.1•tk.reiJ dbt"!:>l.dcrt.f.a>::lort' :lsPJ k it...:tl 11111 1111111111111111111111111 1111111111111 A829663680A288F20 03 F8F DO BD720C3. http://www.registradores .orgPag. 7

CONTRATO DE ARRENDAMIENTO PARA USO DISTINTO DEL DE VIVIENDA ANEXO 2 I

-r------.) ® !In,[ x x J--" .-.:.:•.= ::-:::"'=-0· 0 u IIPl.ANTA BAJA 0 SUPERFICIE CONSTRUIOA ZONA COMUN BIOMAR-•o PHARMA. 371,6'1 m' 0 SUPERFICIECONSTRUIDA-<DPHARMA57<.17m' 0 SUPERFICIE EXTERIOR OCUPAOA 40 PHARMA20.22 m:t O _og '-' 00 28 I "O,. I 22 1ZI "'10 1e 111 1G15 10 11 0 -

Pl.NITA PRU.IE RA D SUPERF!ClE COUSTRUIOA ZOHA COl'.tUtl BIOMAR-•D PHARMA2s•.•o m" 0D SUPERF!ClECOflSTRUIDA•DPKARMA_ 00

CONTRATO DE ARRENDAMIENTO PARA USO DISTINTO DEL DE VIVIENDA ANEXOS 3 Y 4 /I .. .' ;1

Anexo 3 La zona arrendada se encuentra recien pintada, con todos los elementos electricos, de fontaneria y de carpinteria en perfecto estado de uso. Anexo4 Las instalaciones y elementos existentes en el local y que son propiedad del arrendador son: lnstalaci6n (tuberias) de aire comprimido . lnstalaci6n (tuberfas) de nitr6geno desde la sala tecnica . Sistema de climatizaci6n, lncluyendo las climatizadoras, fancoils, conductos y rejillas. Elementos de fontaneria y electricos . I'' ;I

-1 .. \ :,,..'·'..

t-I \ \ . \

[LOGO]

Anexo 5

Conceptos Contrato de Arrendamiento

1. Servicios
    1.1. Administración **(1430 €/mes)**
        1.1.1. Recepción (750 €/mes)
        1.1.2. Selección personal y formación (250 €/mes)
        1.1.3. Fotocopiadora (135 €/mes)
        1.1.4. Cafetería (60 €/mes)
        1.1.5. Seguros (235 €/mes)
            1.1.5.1. Seguro Continente Edificio (190 €/mes)
            1.1.5.2. Seguro RC (45 €/mes)
    1.2. Mantenimiento Edificio **(750 €/mes)**
    1.3. Limpieza **(800 €/mes)**
    1.4. Seguridad (alama y extintores) **(85 €/mes)**
    1.5. Saneamiento (plagas y sanitarios) **(60 €/mes)**
2. Suministros e impuestos
    2.1. Agua (50%)
    2.2. Luz (Según contador interno)
    2.3. Gas Natural **(50%)**
    2.4. I.B.I. **(50%)**
    2.5. Gestión de residuos **(50%)**